Terry Amisano Ltd.                                                                                                           Amisano Hanson

Kevin Hanson, CA                                                                                                          Chartered Accountants

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the use, in the amended Form 10-KSB for Empyrean Communications, Inc. of our report dated April 15, 2003 relating to the December 31, 2002 financial statements of Empyrean Communications, Inc., which appears in such form.

"Amisano Hanson"

Amisano Hanson, Chartered Accountants

Vancouver, BC, Canada
July 31, 2003

750 West Pender Street, Suite 604 Telephone: 604-689-0188
Vancouver Canada Facsimile: 604-689-9773
V6C 2T7 E-MAIL: amishan@telus.net